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                              MEDIQUIK SERVICES, INC.

                               STOCK INCENTIVE PLAN


                                         1.
                                      PURPOSE

       The purpose of this Stock Incentive Plan (the "Plan") is to advance the interests of MediQuik Services, Inc. (the "Company") and its stockholders by providing deferred stock incentives in addition to current compensation to certain key executives, certain directors and key employees of the Company and of its subsidiaries who contribute significantly to the long-term performance and growth of the Company and such subsidiaries. As used in this Plan, subsidiary includes parent of the Company and any subsidiary of the Company within the meaning of Sections 425(e) and (f) of the Internal Revenue Code of 1986, as amended ("Code"), respectively.


                                         2.
                                   ADMINISTRATION

       The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or a committee of the Board of Directors duly authorized and given authority by the Board of Directors to administer the Plan (the Board of Directors or such duly authorized committee hereinafter referred to as the "Board"), as such is from time to time constituted.

       The Board shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitation described herein) to select the employees to be granted Awards under the Plan, to determine the type, size and terms of the Awards to be made to each employee selected, to determine the time when Awards will be granted, and to prescribe the form of the instruments evidencing Awards made under the Plan. The Board shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the Manner and to the extent the Board deems desirable to carry it into effect. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number of any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

                                         3.
                                   PARTICIPATION

       Subject to the provisions of the Plan, the Board shall have exclusive power to select the directors and officers and other key employees of the Company and its subsidiaries participating in the Plan to be granted Awards under the Plan.


                                         4.
                               AWARDS UNDER THE PLAN

       (a)    TYPE OF AWARDS.  Awards under the Plan may be of three types:
(i) "Nonqualified Stock Options" or "Incentive Stock Options," (ii) "Stock Appreciation Rights" attached to Stock Options, or (iii) "Restricted Stock." Stock Options are rights to purchase shares of Common Stock of the Company having a par value of $.001 per share (the "Common Stock"). Stock Appreciation Rights are rights to receive, without payment to the Company, cash and/or shares of Common Stock in lieu of the purchase of shares of Common Stock under the Stock Option to which

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the Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 5. Restricted Stock is a share of Common Stock which is subject to the repurchase option and the other terms, conditions and restrictions described in Paragraph 6.

       (b) MAXIMUM NUMBER OF SHARES THAT MAY BE ISSUED. There may be issued under the Plan (as Restricted Stock or pursuant to the exercise of Stock Options or Stock Appreciation Rights) an aggregate of 10,000,000 shares of Common Stock, subject to adjustment as provided in Paragraph 7. In addition to Common Stock actually so issued, there shall be deemed to have been issued pursuant to the Plan (and therefore no longer available in connection with Awards) a number of shares equal to the aggregate of the number of shares of Common Stock under option in respect of which Stock Appreciation Rights granted pursuant to subparagraph 5(f) shall have been exercised minus the number of shares of Common Stock, if any, issued upon exercise of such Stock Appreciation Rights. Common Stock issued pursuant to the Plan may be either authorized but unissued shares or reacquired shares, or both. If any Common Stock issued as Restricted Stock shall be repurchased pursuant to the option described in Paragraph 6 below, or if any Common Stock issued under the Plan shall be reacquired pursuant to restrictions imposed at the time of issuance, such shares may again be issued under the Plan.

       (c)    RIGHTS WITH RESPECT TO COMMON STOCK.

              (i) An employee to whom an Award of Restricted Stock has been made shall have, after issuance to him of a certificate for the number of shares of Common Stock awarded and prior to the expiration of the Restricted Period or the earlier repurchase of such shares of Common Stock as herein provided, ownership of such shares of Common Stock, including the right to vote the same and to receive dividends thereon, subject however, to the options, restrictions and limitations imposed thereon pursuant to the Plan.

              (ii) An employee to whom an Award of Stock Option or Stock Appreciation Rights is made (and any person succeeding to such an employee's rights pursuant to the Plan) shall have no rights as a stockholder with respect to any shares of Common Stock issuable pursuant to any such Stock Option or Stock Appreciation Rights until the date of the issuance of a stock certificate to him for such shares. Except as provided in Paragraph 8, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

       (d) EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS: EXPIRATION OF RESTRICTIONS APPLICABLE TO RESTRICTED STOCK. Options and Stock Appreciation Rights shall be subject to such terms and conditions upon exercisability as the Board may determine consistent with the provisions of this Plan. Repurchase and other restrictions applicable to Restricted Stock shall be such as are determined in the discretion of the Board consistent with the provisions of the Plan. The Board may determine to permit any Option granted hereunder to be exercisable immediately upon the date of grant or any time thereafter. The Board may determine to permit any Stock Appreciation Right granted hereunder to be exercisable not less than six months after the initial award of the Option containing, or the amendment or supplementation of any existing Option Agreement adding the Stock Appreciation Right; provided, however, that this limitation shall not apply in the event of death or disability. The Board may determine that there shall be no restrictions applicable to Restricted Stock awarded under the Plan.


                                         5.
                    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

       The Board may grant Stock Options (to which may but need not be attached Stock Appreciation Rights as specified in subparagraph 5(f). Each Stock Option (referred to herein as an "Option") granted under the Plan shall be evidenced by an instrument in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions (and with such other terms and conditions, including but not limited to restrictions upon the Option or the shares of Common Stock issuable upon exercise thereof, as the Board, in its discretion, shall establish):

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              (a)    The Option price shall be determined by the Board at the
       time the Option is granted and shall not be less than the par value of such shares of Common stock.

              (b) The Board will determine the number of shares of Common Stock to be subject to each Option. The number of shares of Common Stock subject to an outstanding Option will be reduced on a share for share basis to the extent that shares of Common Stock under such Option are used to calculate the cash and/or shares of Common Stock received pursuant to exercise of a Stock Appreciation Right attached to such Option.

              (c) The Option shall not be transferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only to him.

              (d) The Board will determine the conditions and terms governing the exercise of granted Options; provided, however that no Option shall be exercisable:

                     (i) after the expiration of ten years from the date it is granted and may be exercised during the period prior to its expiration only at such time or times as the Board may establish;

                     (ii) unless payment in United States dollars by cash or check is made for the shares being acquired thereby in full at the time of exercise, or at the option of the holder of such Option, in Common Stock theretofore owned by such holder (or any combination of cash and Common Stock).

              For purposes of determining the amount, if any, of the purchase price satisfied by payment of Common Stock under clause (ii) above, such Common Stock shall be valued at its fair market value on the date of exercise. Fair market value means the fair market value of one share of Common Stock on the date in question, which is deemed to be the mean between the highest and lowest sales prices per share of Common Stock on any national stock exchange upon which Common Stock is listed, or if Common Stock is not listed on any national stock exchange, the mean between the highest closing bid and lowest closing asked prices for Common Stock as reported by the National Association of Securities Dealers NASDAQ System, or if not reported by such system, the mean between the closing bid and asked prices as quoted by such quotation source as shall be designated by the Board on that date. If there shall have been no sale on the date in question, fair market value shall be determined by reference the last preceding date on which such a sale or sales were so reported. If the Common Stock is not listed or admitted to trading on the New York Stock Exchange, any National Securities Exchange quoted on the NASDAQ National Markets Systems or in the over-the-counter market, then, the fair market value shall be as set by, or in a manner established by, the Board of Directors of the Corporation in good faith. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assigned to the Company. The Board may, in its discretion and to the extent permitted by the laws of the State of Delaware determine to permit the holder of an Option to satisfy the purchase price of the shares as to which an Option is exercised by delivery of the Option holder's promissory note, such note to be subject to such terms and conditions as the Board may determine. The Board may, in its discretion and to the extent permitted by the laws of the State of Delaware, determine to cause the Company to lend to the holder of an Option, funds on such terms and conditions as the Board may determine to be appropriate, sufficient for the holder of an Option to pay the purchase price of the shares as to which an Option is to be exercised.

              (e) If any person to whom an Option has been granted shall die holding an Option which has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) hereon, exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of his death.

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              (f)    If the Board, in its discretion, so determines, there
       may be attached to the Option a Stock Appreciation Right which shall be subject to such terms and conditions, not inconsistent with the Plan, as the Board shall impose, including the following:

                     (i) A Stock Appreciation Right may be exercised only to the extent that the option to which it is attached is at the time exercisable. However, if the option to which the Stock Appreciation Right is attached is exercisable and if the optionee is at the relevant time an officer or director of the Company who is required to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") ("Covered Participant") - the Stock Appreciation Right may, subject to the approval of the Board, be exercised, under such terms and conditions as may be specified by the Board;

                     (ii) A Stock Appreciation Right shall entitle the optionee (or any person entitled to act under the provisions of subparagraph 5(e) hereunder to surrender unexercised the Option to which the Stock Appreciation Right is attached (or any portion of such Option) to the Company and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate value equal to (or, in the discretion of the Board, less than) the excess of the value of one share over the option price per share times the number of shares subject to the option, or portion thereof, which is so surrendered. The Company shall be entitled to elect to settle its obligation arising out of the exercise of a Stock Appreciation Right, by the payment of cash equal to the aggregate value of the shares it would otherwise be obligated to deliver or partly by the payment of cash and partly by the delivery of shares of Common Stock. Any such election shall be made within 15 business days after the receipt by the Board of written notice of the exercise of the Stock Appreciation Right. The value of a share of Common Stock for this purpose shall be the fair market value thereon on the last business day next preceding the date of the election to exercise the Stock Appreciation Right;

                     (iii) No fractional shares shall be delivered under this subparagraph 5(f) but in lieu thereof a cash adjustment shall be made.

              (g) The Option agreement evidencing any incentive stock option granted under this Plan shall provide that if the optionee makes a disposition, within the meaning of Section 425(c) of the code and the regulations promulgated thereunder, of any share or shares of Common Stock issued to him pursuant to his exercise of an Option granted under this Plan within the two-year period commencing on the day after the date of the granting of such Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Option, he shall, within ten days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.


                                         6.
                                  RESTRICTED STOCK

       Each Award of Restricted Stock under the Plan shall be evidenced by an instrument in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions (and with such other terms and conditions as the Board, in its discretion, shall establish):

              (a) The Board shall determine the number of shares of Common Stock to be issued to a participant pursuant to the Award.

              (b) Shares of Common Stock issued to a participant in accordance with the Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Board shall determine, from the date on which the Award is granted (the "Restricted Period"). The Company will have the option to repurchase the shares subject to the

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       Award at such price as the Board shall have fixed, in its sole discretion, when the Award was made, which option will be exercisable at such times and upon the occurrence of such events as the Board shall establish when the Award is granted or if, on or prior to the expiration of the Restricted Period or the earlier lapse of the Option, the participant has not paid to the Company an amount equal to any Federal, State or local income or other taxes which the Company determines is required to be withheld in respect of such shares. Such option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Board when the Award is made. Certificates for shares of Common Stock issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to the foregoing Option and other restrictions and to the fact that the shares are partly paid. Any attempt to dispose of any such shares of Common Stock in contravention of the foregoing Option and other restrictions shall be null and void and without effect. If shares of Common Stock issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the Option described above, the participant, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the shares of Common Stock awarded to the participant, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company. If the Option described above is not exercised by the company during such period as is specified by the Board when the Award is made, such Option and the restrictions imposed pursuant to the first sentence of this subparagraph 6(b) shall terminate and be of no further force and effect.


                                         7.
                 STOCK DIVIDENDS, STOCK SPLITS, REORGANIZATIONS AND
                       CERTAIN OTHER CORPORATION TRANSACTIONS

       (a) EXERCISE OF CORPORATE POWERS. The existence of outstanding awards of Options, Stock Appreciation Rights or Restricted Stock shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's shares of Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

       (b) RECAPITALIZATION OF THE COMPANY. If, while there are Options, Stock Appreciation Rights or Restricted Stock outstanding, the Company shall effect any subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of shares or recapitalization or other increase or reduction in the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number of shares of Common Stock available under the Plan and the number of Options, Stock Appreciation Rights or Restricted Stock which may thereafter be exercised shall (i) in the event of an increase in the number of shares outstanding, be proportionately increased and the fair market value of the Options, Stock Appreciation Rights or Restricted Stock awarded as of the date of the award shall be proportionately reduced; and (ii) in the event of a reduction in the number of shares outstanding, be proportionately reduced, and the fair market value of the Options, Stock Appreciation Rights or Restricted Stock awarded as of the date of the Award shall be proportionately increased.

       (c) REORGANIZATION OF THE COMPANY. If the Company is reorganized, or merged or consolidated or a party to a plan of exchange with another corporation pursuant to which reorganization, merger, consolidation or plan of exchange stockholders of the Company receive any shares of Common Stock or other securities, or if the Company shall distribute securities of another corporation to its stockholders, each Participant shall be entitled to receive in lieu of the number of unexercised Options, Stock Appreciation Rights or Restricted Stock at the date of award, to which such holder would have been entitled pursuant to the terms of the agreement of merger of consolidation, if immediately prior to such merger or consolidation such holder had been the holder of record of a number of shares of Common Stock equal to the number of the unexercised Options or Stock Appreciation Rights previously awarded to him, and Restricted Stock shall be treated the same as unrestricted outstanding shares of Common Stock; provided, that, anything herein contained to the contrary notwithstanding, upon the dissolution or

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liquidation of the Company or upon any merger or consolidation of the Company where it is not the surviving corporation, each Participant shall be entitled to a benefit as though he had become fully vested in all Options, Stock Appreciation Rights and Restricted Stock previously awarded to him and then outstanding under this Plan, and had terminated employment with the Company immediately prior to or concurrently with such dissolution or liquidation or merger or consolidation.

       (d) ISSUE OF COMMON STOCK BY THE COMPANY. Except as hereinabove expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or fair market value of, any Options or Stock Appreciation Rights then outstanding under previous awards but holders of Restricted Stock shall be treated the same as the holders of outstanding unrestricted shares of Common Stock

       (e) CHANGE IN CONTROL. The Board may, in its sole discretion, provide that an Option or Stock Appreciation Right shall become fully exercisable or that a share of Restricted Stock shall be free of any restrictions upon a Change in Control of the Company (as defined in the next sentence). "Change in Control" of the Company shall be conclusively deemed to have occurred if (and only if) any of the following shall have taken place:
(i) a change in control is reported by the Company in response to either Item 6(e) of Schedule 14(a) of Regulation 14(a) promulgated under the Exchange Act or Item 1 of Form 8-K promulgated under the Exchange Act; (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent or more of the combined voting power of the company's then outstanding securities; or (iii) following the election or removal of directors, a majority of the Board of Directors consists of individuals who were not members of the Board of Directors two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

       (f) CHANGE IN AUTHORIZED COMMON STOCK. In the event that the number of shares of Common Stock which the corporation is authorized to issue pursuant to its Certificate of Incorporation is increased or decreased, the aggregate maximum number of shares of Common Stock which may be issued under the Plan specified in paragraph 4(b) shall be increased or decreased proportionately.


                                         8.
                     DESIGNATIONS OF BENEFICIARY BY PARTICIPANT

       A participant may name a beneficiary to receive any payment to which he may be entitled in respect of Awards under the Plan in the event of his death, on a form to be provided by the Board. A participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a participant's beneficiary, such payment will be made to the participant's executors or administrators, and the term "beneficiary" as used in the Plan shall include such person or persons.


                                         9.
                                       TAXES

       (a) The Company may make such provisions as it deems appropriate for the withholding of any taxes which it determines is required in connection with any Options or Stock Appreciation Rights or Restricted Stock granted under this Plan.

       (b) Notwithstanding the terms of subparagraph 9(a), any participant may pay all or any portion of the taxes required or allowed to be withheld by the Company if paid to him in connection with the exercise of an Option,

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Stock Appreciation Right or vesting of any Award of Restricted Stock by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with subparagraph 5(d), equal to the amount required to be withheld or paid. A Participant must take the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). Such elections are irrevocable and subject to disapproval by the Board. Elections by Covered Participants are subject to the following additional restrictions: (i) such election may not be made within six months of the grant of the Award, provided that this limitation shall not apply in the event of death or disability, and (ii) such election must be made either six months or more prior to the Tax Date or in a Window Period (as defined herein). Where the Tax Date in respect of an Award is deferred until after exercise or expiration of restrictions and the Covered Participant elects share withholding, the full amount of shares of Common Stock will be issued or transferred to him upon exercise of the Option or exercise of the Stock Appreciation Right or expiration of restrictions of the Restricted Stock, as the case may be, but the Covered Participant shall be unconditionally obligated to tender back to the Company the number of shares necessary to discharge the Company's withholding obligation or his estimated tax obligation on the Tax Date. As used herein, Window Period means the period commencing on the third business day following the Company's release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release.


                                        10.
                              MISCELLANEOUS PROVISIONS

       (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any subsidiary.

       (b) A participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death), including but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

       (c) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws.

       (d)    The expenses of the Plan shall be borne by the Company.

       (e) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assure the payment of any Award under the Plan and payment of Awards shall be subordinate to the claims of the Company's general creditors.

       By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.


                                        11.
                            AMENDMENT OR DISCONTINUANCE

       The Plan may be amended at any time and from time to time by the Board of Directors but no amendment which increases the aggregate number of shares of Common Stock which may be issued pursuant to the Plan shall be effective unless and until the same is approved by the stockholders of the Company. No amendment of the Plan shall adversely affect any right of any participant with respect to any Award theretofore granted without such participant's written consent.

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                                        12.
                                    TERMINATION

       This Plan shall terminate upon the earlier of the following dates or events to occur:

              (a) upon the adoption of a resolution of the Board of Directors terminating the Plan; or

              (b)    ten years from the date hereof

       No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan.


                                        13.
                                STOCKHOLDER ADOPTION

       The Plan is approved and adopted by the stockholders of the Company by written consent in the manner required by the laws of the State of Delaware as of April 7, 1998.

                                          MEDIQUIK SERVICES, INC.













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                         STATEMENT OF UNANIMOUS CONSENT
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                             MEDIQUIK SERVICES, INC.

         This Statement of Unanimous Consent of the Board of Directors of MediQuik Services, Inc., when executed by the Board of Directors, shall become effective as of the 4th day of January, 1999, pursuant to the provisions of Section 108 of the General Corporation Law of Delaware, and shall have the same force and effect as if all such Directors were present and acting at a meeting duly noticed and held for the purpose of adopting the Resolutions hereinafter set forth. This Unanimous Consent may be effected, with requisite force and authority, by way of facsimile.

                        Amendment of Stock Incentive Plan

         WHEREAS, on April 7, 1998, the Board of Directors and the Incorporator of MediQuik Services, Inc., by unanimous consent, authorized the establishment of the Company's STOCK INCENTIVE PLAN (the "Plan") which, in part, set forth the maximum number of Shares authorized for issuance pursuant to the Plan at an aggregate of ten million (10,000,000) shares; and

         WHEREAS, it is the unanimous decision of the Board that the maximum number of Shares of Common Stock of the Company that may be issued, pursuant to the Plan, be reduced to an aggregate of 1,500,000 shares; Therefore, it is -

         RESOLVED, that the Stock Incentive Plan of MediQuik Services, Inc. be, and is hereby, amended to reduce the maximum number of shares of common stock of the Company that may be issued pursuant to the Plan to an aggregate of one million five hundred thousand (1,500,000) shares of common stock.

         AGREED AND EFFECTIVE as of the 4th day of January, 1999.


/s/ Grant M. Gables      /s/ William J. Marciniak      /s/ Howard B. Butler, Jr.
----------------------   ------------------------     --------------------------
Grant M. Gables,         William J. Marciniak,        Howard B. Butler, Jr.,
Director                 Director                     Director